Exhibit 99.1

For Release

May 1, 2008
1:00 p.m. PDT

Contacts:

Jim Brill

SVP, Finance and Chief Financial Officer

(818) 878-7900

On Assignment Reports First Quarter 2008 Results

Record Quarterly Revenues of $152.4 Million Exceeded Company Estimates

CALABASAS, Calif., May 1, 2008 — On Assignment, Inc. (NASDAQ: ASGN), a diversified professional staffing firm providing flexible and permanent staffing solutions in specialty skills including Laboratory/Scientific, Healthcare/Nursing/Physicians, Medical Financial, Information Technology and Engineering, today reported results for the quarter ended March 31, 2008.

First Quarter 2008 Financial Comparisons and Analysis

-                    Revenues for the first quarter of 2008 were $152.4 million, up 24.3% from the first quarter of 2007 and above the high-end of the Company’s previously-announced estimate of $149.5 million. The first quarter included $2.4 million in revenues from a long-standing Nurse Travel customer experiencing labor disruptions.

-                    Gross margin was 31.1%, up from 30.5% in the first quarter of 2007.

-                    Net income was $2.4 million, or $0.07 per share, up 164% from $0.9 million or $0.03 per share in the first quarter of 2007 and in line with the Company’s previously-announced estimate of $0.06 to $0.10 per share.  Net income for the quarter included the effects of a non-cash expense of $1.2 million or $0.02 per share related to the mark to market of the Company’s $73 million interest rate swap which was not included in the Company’s estimates.

-                    Adjusted EBITDA (a non-GAAP measurement defined below) was $13.0 million for the first quarter of 2008 compared with $9.8 million for the same period in 2007.

-                    Allied Healthcare revenues grew sequentially for the first time in three quarters.

Included in the Company’s 2008 first quarter results was interest expense, net of interest income of $2.4 million versus $1.7 million in the first quarter of 2007.

For the first quarter of 2008, the Life Sciences segment revenues were $32.6 million, up 2.9% from $31.7 million in the same period of 2007. The Healthcare segment revenues, which include Nurse Travel and Allied Healthcare lines of business, were $44.5 million, up 4.4% from $42.6 million in the same period of 2007.  Nurse Travel revenues of $31.2 million, which included $2.4 million in revenues derived from supporting a long-standing customer experiencing labor disruptions, were up 10.3% from $28.3 million in the same period of 2007. Allied Healthcare revenues of $13.3 million were down 7.1% from $14.3 million in the same period of 2007. The Physician segment had revenues of $20.6 million, an increase of 14.5% over $18.0 million in the same period of 2007, and the IT and Engineering segment revenues were $54.7 million, an increase of 80.3% over $30.3 million in the same period of 2007, which only included two months of the IT and Engineering segment’s results (or 19.3% on a pro-forma basis). The Physician and IT and Engineering segments were businesses acquired by the Company in January of 2007.

Peter Dameris, President and Chief Executive Officer of On Assignment, Inc., said, “We are pleased with our start to fiscal year 2008. Despite a slower growth environment and the possibility of a recession in the United States, all of our business lines performed well.” Dameris concluded, “While we are not immune to recessions or slow growth environments, we believe our lack of significant permanent placement contribution, our low client concentration and our focus on healthcare, life sciences and information technology should permit us to grow in 2008 without great dependency on GDP and/or labor market growth.”

Jim Brill, Senior Vice President and Chief Financial Officer of On Assignment, Inc. stated, “Our first quarter gross margin was 31.1%, up from 30.5% in last year’s first quarter. Most of this increase related to an additional month of revenues from the higher gross margin IT and Engineering business being included this year. In the first quarter of 2008, gross margin in Life Sciences was 32.9%, Healthcare gross margin was 24.2%, our Physician segment gross margin was 28.2% and the IT and Engineering segment gross margin was 36.8%. With the exception of the Physician segment, bill/pay spreads in each of our divisions expanded in the first quarter versus the same period of 2007.” Brill continued, “We demonstrated our ability to generate cash, ending the quarter with $42.9 million in cash and cash equivalents, up from $37.8 million in the fourth quarter. Amortization of intangibles was $2.3 million, depreciation was $1.4 million and equity-based compensation expense was $1.6 million.”

Second Quarter 2008 Financial Estimates

Based on revenues in the first three weeks of the second quarter of 2008 and taking into account the Company’s normal seasonal patterns, and assuming no deterioration in the staffing markets On Assignment serves, the Company provided the following financial expectations for the quarter ending June 30, 2008:

•                  Revenues of $153 to $156 million

•                  Gross Margins of 31.7% to 32.0%

•                  SG&A of $38.9 to $39.5 million, including depreciation of approximately $1.4 million, amortization of approximately $2.4 million and approximately $1.6 million in equity based compensation expense

•                  Adjusted EBITDA of $14.4 to $16.4 million

•                  Net income of $4.0 to $5.1 million

•                  Earnings per share of $0.11 to $0.14

The financial estimates set forth above do not include any potential impact from the mark to market of the Company’s $73 million interest rate swap in the second quarter.

On Assignment will hold its quarterly conference call to discuss its first quarter 2008 financial results this morning, Friday May 2, 2008 at 6:30 a.m. Pacific Time.  Interested parties are invited to listen to the conference call by dialing (800) 374-0509 or (706) 679-6365 ten minutes before the call. The conference code is 44243265. A replay of the conference call can be accessed from approximately 9:30 a.m. Pacific Time Friday May 2, 2008 through Friday May 9, 2008 by dialing (800) 642-1687 or (706) 645-9291 with the access code 44243265.

This call is being webcast by Thomson/CCBN and can be accessed via On Assignment’s web site at www.onassignment.com.  Individual investors can also listen at Thomson/CCBN’s site at www.fulldisclosure.com or by visiting any of the investor sites in Thomson/CCBN’s Individual Investor Network.  Institutional investors can access the call via Thomson/CCBN’s password-protected event management site, StreetEvents at www.streetevents.com.

About On Assignment

On Assignment, Inc. is a diversified professional staffing firm providing flexible and permanent staffing solutions in specialty skills including Laboratory/Scientific, Healthcare/Nursing/Physicians, Medical Financial, Information Technology and Engineering. The corporate headquarters are located in Calabasas, California.  On Assignment, Inc. was founded in 1985 as On Assignment/Lab Support and went public in 1992.  The Company’s branch network encompasses approximately 80 branch offices across the United States, United Kingdom, Netherlands, Ireland and Belgium and the Company also provides physicians in Australia and New Zealand.

Reasons for Presentation of Non-GAAP Financial Measures

Statements made in this release and the Supplemental Financial Information accompanying this release include non-GAAP financial measures.  Such information is provided as additional information, not as an alternative to our consolidated financial statements presented in accordance with GAAP, and is intended to enhance an overall understanding of our current financial performance.  The Supplemental Financial Information sets forth financial measures reviewed by our management to evaluate our operating performance.  Such measures also are used to determine a portion of the compensation for some of our executives and employees.  We believe the non-GAAP financial measures provide useful information to management, investors and prospective investors by excluding certain charges and other amounts that we believe are not indicative of our core operating results.  These non-GAAP measures are included to provide management, our investors and prospective investors with an alternative method for assessing our operating results in a manner that is focused on the performance of our ongoing operations and to provide a more consistent basis for comparison between quarters.  One of the non-GAAP financial measures presented is EBITDA (earnings before interest, taxes, depreciation, amortization of identifiable intangible assets), another term is Adjusted EBITDA (EBITDA plus equity-based compensation expense), which terms might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures reported by other companies.  The financial statement tables that accompany this press release include reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Safe Harbor

Certain statements made in this news release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and involve a high degree of risk and uncertainty.  Forward-looking statements include statements regarding the Company’s anticipated financial and operating performance in 2008.  All statements in this release, other than those setting forth strictly historical information, are forward-looking statements.  Forward-looking statements are not guarantees of future performance, and actual results might differ materially.  In particular, the Company makes no assurances that the estimates of revenues, gross margins, SG&A, Adjusted EBITDA, net income or earnings per share set forth above will be achieved. Factors that could cause or contribute to such differences include actual demand for our services, our ability to attract, train and retain qualified staffing consultants, our ability to remain competitive in obtaining and retaining temporary staffing clients, the availability of qualified temporary nurses and other qualified temporary professionals, management of our growth, continued performance of our enterprise-wide information systems, and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC on March 17, 2008 We specifically disclaim any intention or duty to update any forward-looking statements contained in this news release.

SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Quarter Ended
	March 31, 2008	March 31, 2007	December 31, 2007

Revenues	$152,413	$122,629	$152,040
Cost of Services	104,985	85,169	103,731
Gross Profit	47,428	37,460	48,309
Selling, General and Administrative Expenses	39,697	34,261	40,363
Operating Income	7,731	3,199	7,946
Interest Expense	(2,662)	(2,136)	(2,904)
Interest Income	273	418	412
Other Expense	(1,222)	—	(722)
Income Before Income Taxes	4,120	1,481	4,732
Income Tax Provision	1,717	570	2,514

Net Income	$2,403	$911	$2,218

Diluted Earnings Per Share	$0.07	$0.03	$0.06

Weighted Average Common and Common Equivalent Shares Outstanding—Diluted	35,375	35,629	35,759

SUPPLEMENTAL SEGMENT FINANCIAL INFORMATION

(In thousands)

(unaudited)

	Quarter Ended
	March 31, 2008	March 31, 2007	December 31, 2007
Revenues:
Life Sciences	$32,583	$31,669	$35,134

Healthcare	44,525	42,633	44,254

Physician	20,579	17,979	19,362

IT and Engineering	54,726	30,348	53,290
Consolidated Revenues	$152,413	$122,629	$152,040

Gross Profit:
Life Sciences	$10,715	$10,407	$11,663

Healthcare	10,764	10,500	11,387

Physician	5,810	5,285	5,297

IT and Engineering	20,139	11,268	19,962
Consolidated Gross Profit	$47,428	$37,460	$48,309

SELECTED CASH FLOW INFORMATION

(In thousands)

(unaudited)

	Quarter Ended
	March 31, 2008	March 31, 2007	December 31, 2007
Cash provided by Operations	$6,721	$4,633	$11,306
Capital Expenditures	2,531	1,490	1,560

SELECTED CONSOLIDATED BALANCE SHEET DATA

(In thousands)

(unaudited)

	As of
	March 31, 2008	March 31, 2007	December 31, 2007
Cash and Cash Equivalents	$42,945	$22,577	$37,764
Accounts Receivable, net	86,632	76,753	78,840
Intangible Assets, net	232,547	239,680	234,516
Total Assets	396,527	371,575	384,680
Current Portion of Long-Term Debt	347	2,076	—
Current Liabilities	57,107	43,445	50,843
Long-Term Debt	135,566	143,744	135,913
Other Long-Term Liabilities	5,447	4,870	4,890
Stockholders’ Equity	$198,407	$179,516	$193,034

RECONCILIATION OF GAAP NET INCOME AND EARNINGS PER SHARE TO NON-GAAP EBITDA AND EBITDA PER SHARE

(In thousands, except per share amounts)

(unaudited)

	Quarter Ended
	March 31, 2008		March 31, 2007		December 31, 2007
Net Income	$2,403	$0.07	$911	$0.03	$2,218	$0.06
Other Expense	1,222	0.03	—	—	722	0.02
Interest Expense, net	2,389	0.07	1,718	0.05	2,492	0.07
Income Tax Provision	1,717	0.05	570	0.01	2,514	0.07
Depreciation	1,356	0.04	1,341	0.04	1,678	0.05
Amortization of Intangibles	2,328	0.06	4,165	0.11	3,654	0.10
EBITDA	11,415	0.32	8,705	0.24	13,278	0.37
Equity-based compensation	1,585	0.05	1,106	0.04	1,550	0.04
Adjusted EBITDA	$13,000	$0.37	$9,811	$0.28	$14,828	$0.41

Weighted Average Common and Common Equivalent Shares Outstanding	35,375		35,629		35,759

RECONCILIATION OF ESTIMATED GAAP NET INCOME TO ESTIMATED NON-GAAP

EBITDA AND ADJUSTED EBITDA

(In thousands)

(unaudited)

	Estimated Range
	Quarter Ending June 30, 2008

Net Income	$4,000	$5,100
Interest Expense, net[1]	2,100	2,100
Income Tax Provision	2,900	3,800
Depreciation and Amortization	3,800	3,800
EBITDA	12,800	14,800
Equity-based Compensation	1,600	1,600
Adjusted EBITDA	$14,400	$16,400

1 Does not including any impact of the mark-to-market of the Company’s $73 million interest rate swap

SUPPLEMENTAL FINANCIAL INFORMATION – REVENUES AND GROSS MARGINS

(Unaudited)

(Dollars in thousands)

			Healthcare
	Life Sciences		Allied Healthcare		Nurse Travel		Total Healthcare	Physician Staffing	IT and Engineering	Consolidated
Revenues:
Q1 2008	$32,583		$13,296		$31,229		$44,525	$20,579	$54,726	$152,413
Q4 2007	35,134		12,888		31,366		44,254	19,362	53,290	152,040
% Sequential Change	(7.3%	)	3.2%		(0.4%	)	0.6%	6.3%	2.7%	0.2%

Q1 2007[1]	31,669		14,311		28,322		42,633	17,979	30,348	122,629
% Year-over-Year Change	2.9%		(7.1%	)	10.3%		4.4%	14.5%	80.3%	24.3%

Gross Margins:
Q1 2008	32.9%		30.4%		21.5%		24.2%	28.2%	36.8%	31.1%
Q4 2007	33.2%		31.0%		23.5%		25.7%	27.4%	37.5%	31.8%
Q1 2007	32.9%		31.7%		21.1%		24.6%	29.4%	37.1%	30.5%

1 For Q1 2007, the Physician and IT and Engineering segments include revenues from January 3, 2007 and January 31, 2007, respectively

(Unaudited)

SUPPLEMENTAL FINANCIAL INFORMATION – KEY METRICS

	Quarter Ended
	March 31, 2008	December 31, 2007
Percentage of Revenues:
Top Ten Clients[1]	7.6%	7.4%
Direct Hire/Conversion	1.9%	1.7%

Bill Rate Increase:
% Sequential Growth	5.5%	0.1%
% Year-over-Year Growth	10.8%	50.8%

Bill/Pay Spread:
% Sequential Change	5.1%	(0.8%	)
% Year-over-Year Growth	9.8%	48.6%

Average Headcount:
Contract Professionals (CP)	4,811	5,069
Staffing Consultants (SC)	774	773

Productivity:
Gross Profit per SC	61,000	62,000

1 Percentage excludes customer supported due to labor disruptions